UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) November 15, 2006

VERI-TEK INTERNATIONAL, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50120 Pontiac Trail, Wixom, Michigan 48393

(Address of Principal Executive Offices) (Zip Code)

(248) 560-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Private Placement

On November 15, 2006, Veri-Tek International, Corp. (the “Company”) closed an $11.1 million private placement of its common stock (the “Private Placement”) pursuant to the terms of a Securities Purchase Agreement entered into among the Company and certain institutional investors on November 3, 2006 (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, Veri-Tek sold 2,750,000 shares of its common stock, Series A Warrants to purchase 550,000 shares of the Company’s common stock, and Series B Warrants to purchase 550,000 shares of the Company’s common stock. Roth Capital Partners, LLC acted as exclusive placement agent for the Private Placement and received cash and warrants to purchase the Company’s common stock as a placement agent fee.

In connection with the Private Placement, the Company agreed to file a registration statement covering resales by the investors of the Company’s common stock issued in the Private Placement, including those shares of common stock issuable upon exercise of the Series A and Series B Warrants and upon exercise of the warrants issued to Roth Capital Partners, LLC.

Issuance of Warrants

The Series A Warrants and the Series B Warrants (together the “Warrants”) were issued upon the closing of the Private Placement and will be exercisable after the six month anniversary of the issuance date of the Warrants until November 15, 2011. The Series A Warrants have an exercise price of $4.05 per share, and the Series B Warrants have an exercise price of $4.25 per share. The Warrants will be exercisable on a cashless basis under certain circumstances, and are callable under certain circumstances. The Company also issued warrants to purchase an aggregate of 192,500 shares of the Company’s common stock to a finder and to Roth Capital Partners, LLC for acting as placement agent in connection with the Private Placement. These warrants will be exercisable until November 15, 2011, and have an exercise price of $4.62 per share.

The description of the terms and conditions of the Securities Purchase Agreement, the Series A Warrants, the Series B Warrants, and the warrants issued to the finder and placement agent set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Registration Rights Agreement, the form of Series A Warrant, the form of Series B Warrant, and the form of warrant issued to the finder and placement agent attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, and incorporated herein by this reference. The Securities Purchase Agreement, the Registration Rights Agreement, the form of Series A Warrant, the form of Series B Warrant, and the form of warrant issued to the finder and placement agent have been included to provide information regarding their terms. These documents are not intended to provide any other factual information about the Company. Such information can be found in other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

Item 3.02 Unregistered Sales of Equity Securities

The Series A Warrants, the Series B Warrants, and the warrants issued to the finder and placement agent issued in connection with the Private Placement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Additional information regarding the issuance of the Series A Warrants, the Series B Warrants, and the warrants issued to the finder and placement agent in the Private Placement is incorporated herein by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On November 15, 2006, the Company announced that it had closed the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

VERI-TEK INTERNATIONAL, CORP.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chairman and Chief Executive Officer

Date: November 16, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated November 3, 2006, among the Company and the investors listed on the signature page thereto.

10.2	Registration Rights Agreement, dated November 3, 2006, among the Company and the investors listed on the signature page thereto.

10.3	Form of Series A Warrant of the Registrant dated November 15, 2006 issued to those investors identified on the Schedule filed herewith.

10.4	Form of Series B Warrant of the Registrant dated November 15, 2006 issued to those investors identified on the Schedule filed herewith.

10.5	Form of Warrant dated November 15, 2006 issued to persons identified on the Schedule filed herewith.

99.1	Press release of Veri-Tek International, Corp., dated November 15, 2006.